EXHIBIT 99.1

PennantPark Investment Corporation Announces Financial Results for the Quarter Ended June 30, 2021

NEW YORK, Aug. 04, 2021 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for the third fiscal quarter ended June 30, 2021.

HIGHLIGHTS

Quarter ended June 30, 2021 ($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)	$1,148.2
PSLF investment portfolio	$386.2
Net assets	$643.1
GAAP net asset value per share	$9.59
Quarterly increase in GAAP net asset value per share	3.8%
Adjusted net asset value per share (2)	$9.58
Quarterly increase in adjusted net asset value per share (2)	4.1%

Credit Facility	$213.5
2024 Notes	$84.3
2026 Notes	$145.6
SBA Debentures	$62.1
Regulatory Debt to Equity	0.70x
Regulatory Net Debt to Equity (3)	0.68x
GAAP Net Debt to Equity (4)	0.76x

Yield on debt investments at quarter-end	9.2%

Operating Results:
Net investment income	$8.1
Core net investment income per share (5)	$0.14
Net investment income per share (GAAP)	$0.12
Distributions declared per share	$0.12

Portfolio Activity:
Purchases of investments	$133.4
Sales and repayments of investments	$191.0

Number of new portfolio companies invested	7
Number of existing portfolio companies invested	9
Number of ending portfolio companies	86

__________

(1)	Includes investments in PennantPark Senior Loan Fund, LLC, or PSLF, an unconsolidated joint venture, totaling $105.0 million, at fair value.
(2)	This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance excluding the impact of the $1.1 million unrealized loss on our multi-currency, senior secured revolving credit facility with Truist Bank, as amended, or the Credit Facility, and, together with our credit facility with BNP Paribas, as amended, the Credit Facilities. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
(3)	This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance net of $14.2 million of cash and cash equivalents. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
(4)	This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance including the impact of the $1.1 million unrealized loss on the Credit Facility, Small Business Act, or SBA, debentures and net of $14.2 million of cash and cash equivalents. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
(5)	Core net investment income per share is a non-GAAP financial measure. The Company believes that core net investment income per share provides useful information to investors and management because it reflects the Company’s financial performance excluding $1.1 million of expenses related to the early repayment of SBA debentures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 12:00 P.M. ET ON AUGUST 5, 2021

PennantPark Investment Corporation (“we,” “our,” “us” or the “Company”) will host a conference call at 12:00 p.m. (Eastern Time) on Thursday, August 5, 2021 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (866) 548-4713 approximately 5-10 minutes prior to the call. International callers should dial (323) 794-2093. All callers should reference conference ID #2597721 or PennantPark Investment Corporation. An archived replay of the call will be available through August 20, 2021 by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #2597721.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are pleased with the substantial increase in net asset value this past quarter due to material appreciation in the value of several equity investments,” said Arthur Penn, Chairman and CEO. “We believe that we can generate increased income over time as we grow the PNNT and PSLF balance sheets and by rotating equity positions into debt instruments. We are making substantial progress on the exit of those equity investments. Additionally, we have been actively investing in new loans since the most recent quarter end and the outlook in our view for continued growth is excellent.”

As of June 30, 2021, our portfolio totaled $1,148.2 million, which consisted of $472.6 million of first lien secured debt, $159.3 million of second lien secured debt, $119.7 million of subordinated debt (including $64.2 million in PSLF) and $396.6 million of preferred and common equity (including $40.9 million in PSLF). Our debt portfolio consisted of 91% variable-rate investments. As of June 30, 2021, we did not have any portfolio companies on non-accrual. Overall, the portfolio had net unrealized appreciation of $26.6 million as of June 30, 2021. Our overall portfolio consisted of 86 companies with an average investment size of $13.4 million, had a weighted average yield on interest bearing debt investments of 9.2% and was invested 41% in first lien secured debt, 14% in second lien secured debt, 10% in subordinated debt (including 6% in PSLF) and 35% in preferred and common equity (including 4% in PSLF). As of June 30, 2021, all of the investments held by PSLF were first lien secured debt.

As of September 30, 2020, our portfolio totaled $1,081.8 million, which consisted of $439.0 million of first lien secured debt, $220.8 million of second lien secured debt, $113.6 million of subordinated debt (including $63.0 million in PSLF) and $308.3 million of preferred and common equity (including $36.3 million in PSLF). Our debt portfolio consisted of 93% variable-rate investments. As of September 30, 2020, we had two portfolio companies on non-accrual, representing 4.9% and 3.4% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $83.8 million as of September 30, 2020. Our overall portfolio consisted of 80 companies with an average investment size of $13.5 million, had a weighted average yield on interest bearing debt investments of 8.9% and was invested 41% in first lien secured debt, 20% in second lien secured debt, 10% in subordinated debt (including 6% in PSLF) and 29% in preferred and common equity (including 3% in PSLF). As of September 30, 2020, all of the investments held by PSLF were first lien secured debt.

For the three months ended June 30, 2021, we invested $133.4 million in seven new and nine existing portfolio companies with a weighted average yield on debt investments of 7.9%. Sales and repayments of investments for the three months ended June 30, 2021 totaled $191.0 million. For the nine months ended June 30, 2021, we invested $276.4 million in 14 new and 32 existing portfolio companies with a weighted average yield on debt investments of 8.4%. Sales and repayments of investments for the nine months ended June 30, 2021 totaled $358.6 million.

For the three months ended June 30, 2020, we invested $11.7 million in one new and 12 existing portfolio companies with a weighted average yield on debt investments of 6.8%. Sales and repayments of investments for the three months ended June 30, 2020 totaled $66.5 million. For the nine months ended June 30, 2020, we invested $292.2 million in 22 new and 51 existing portfolio companies with a weighted average yield on debt investments of 8.5%. Sales and repayments of investments for the nine months ended June 30, 2020 totaled $114.1 million.

PennantPark Senior Loan Fund, LLC

As of June 30, 2021, PSLF’s portfolio totaled $386.2 million, consisted of 43 companies with an average investment size of $9.0 million and had a weighted average yield on debt investments of 7.2%.

As of September 30, 2020, PSLF’s portfolio totaled $353.4 million, consisted of 37 companies with an average investment size of $9.6 million and had a weighted average yield on debt investments of 7.3%.

For the three months ended June 30, 2021, PSLF invested $54.1 million (of which $54.1 million was purchased from the Company) in six new and two existing portfolio companies with a weighted average yield on debt investments of 7.1%. PSLF’s sales and repayments of investments for the same period totaled $50.9 million. For the nine months ended June 30, 2021, PSLF invested $117.8 million (of which $91.9 million was purchased from the Company) in 12 new and eight existing portfolio companies with a weighted average yield on debt investments of 7.3%. PSLF’s sales and repayments of investments for the same period totaled $91.6 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and nine months ended June 30, 2021 and 2020.

Investment Income

Investment income for the three and nine months ended June 30, 2021 was $20.5 million and $58.5 million, respectively, which was attributable to $11.8 million and $33.9 million from first lien secured debt, $5.2 million and $15.8 million from second lien secured debt, $1.8 million and $5.2 million from subordinated debt and $1.7 million and $3.6 million from preferred and common equity, respectively. This compares to investment income for the three and nine months ended June 30, 2020 of $25.4 million and $78.9 million, respectively, which was attributable to $17.6 million and $51.1 million from first lien secured debt, $5.1 million and $20.5 million from second lien secured debt and $2.5 million and $7.1 million from subordinated debt, respectively. The decrease in investment income compared to the same periods in the prior year was primarily due to decreases in the size of our debt portfolio and decreases in the London Interbank Offered Rate.

Expenses

Expenses for the three and nine months ended June 30, 2021 totaled $12.3 million and $33.2 million, respectively. Base management fee for the same periods totaled $4.4 million and $12.8 million, debt related interest and expenses totaled $6.9 million (including a one-time $1.1 million payment, which is related to the early repayment of SBA debentures) and $16.8 million, general and administrative expenses totaled $0.9 million and $3.2 million and provision for taxes totaled $0.2 million and $0.5 million, respectively. This compares to net expenses for the three and nine months ended June 30, 2020, which totaled $14.4 million and $47.5 million, respectively. Base management fee for the same periods totaled $4.6 million and $14.3 million, incentive fee totaled zero (after a waiver of $1.9 million) and $2.7 million (after a waiver of $1.9 million), debt related interest and expenses totaled $8.3 million and $26.1 million, general and administrative expenses totaled $1.2 million and $3.5 million and provision for taxes totaled $0.3 million and $0.9 million, respectively. The decrease in expenses for the three and nine months ended June 30, 2021 compared to the same period in the prior year was primarily due to lower leverage costs and lower management fees.

Net Investment Income

Net investment income totaled $8.1 million and $25.2 million, or $0.12 and $0.38 per share, for the three and nine months ended June 30, 2021, respectively. Net investment income totaled $11.0 million and $31.5 million, or $0.16 and $0.47 per share, for the three and nine months ended June 30, 2020, respectively. The decrease in net investment income compared to the same periods in the prior year was primarily due to lower investment income.

Net Realized Gains or Losses

Sales and repayments of investments for the three and nine months ended June 30, 2021 totaled $191.0 million and $358.6 million, respectively, and net realized gains totaled $41.7 million and $24.4 million, respectively. Sales and repayments of investments for the three and nine months ended June 30, 2020 totaled $66.5 million and $114.1 million, respectively, and net realized losses totaled $0.1 million and $10.7 million, respectively. The change in realized gains/losses was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments and the Credit Facilities

For the three and nine months ended June 30, 2021, we reported net change in unrealized (depreciation) appreciation on investments of $(16.3) million and $110.4 million, respectively. For the three and nine months ended June 30, 2020, we reported net change in unrealized appreciation (depreciation) on investments of $29.8 million and $(67.5) million, respectively. As of June 30, 2021 and September 30, 2020, our net unrealized appreciation (depreciation) on investments totaled $26.6 million and $(83.8) million, respectively. The net change in unrealized appreciation/depreciation on our investments compared to the same period in the prior year was primarily due to unrealized gains in our equity co-investment program, including ITC Rumba, LLC (Cano Health, LLC).

For the three and nine months ended June 30, 2021, the Truist Credit Facility had a net change in unrealized appreciation of $1.6 million and $18.5 million, respectively. For the three and nine months ended June 30, 2020, our Credit Facilities had a net change in unrealized (appreciation) depreciation of $(25.1) million and $21.3 million, respectively. As of June 30, 2021 and September 30, 2020, the net unrealized depreciation on the Credit Facilities totaled $1.1 million and $19.6 million, respectively. The net change in unrealized depreciation compared to the same periods in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $31.9 million and $141.5 million, or $0.48 and $2.11 per share, for the three and nine months ended June 30, 2021, respectively. Net change in net assets resulting from operations totaled $15.6 million and $(25.5) million, or $0.23 and $(0.38) per share, for the three and nine months ended June 30, 2020, respectively. The increase in the net change in net assets from operations for the three and nine months ended June 30, 2021 compared to the same periods in the prior year was primarily due to unrealized gains in our equity co-investment program, including ITC Rumba, LLC (Cano Health, LLC).

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives. For more information on how the COVID-19 pandemic may impact our ability to comply with the covenants of the Credit Facility, see our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, including “Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations – COVID-19 Developments”.

The annualized weighted average cost of debt for the nine months ended June 30, 2021 and 2020, inclusive of the fee on the undrawn commitment under the Credit Facilities and amortized upfront fees on SBA debentures, was 3.5% and 4.2%, respectively. As of June 30, 2021 and September 30, 2020, we had $220.5 million and $86.7 million of unused borrowing capacity under the Truist Credit Facility, respectively, subject to leverage and borrowing base restrictions.

As of June 30, 2021 and September 30, 2020, we had $214.5 million and $388.3 million, respectively, in outstanding borrowings under the Truist Credit Facility. The Truist Credit Facility had a weighted average interest rate of 2.5% and 2.5%, exclusive of the fee on undrawn commitments, as of June 30, 2021 and September 30, 2020, respectively.

As of June 30, 2021 and September 30, 2020, we had cash and cash equivalents of $14.2 million and $25.8 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities provided cash of $95.7 million for the nine months ended June 30, 2021, and our financing activities used cash of $107.4 million for the same period. Our operating activities provided cash primarily from our investment activities and our financing activities used cash primarily to pay down the Truist Credit Facility and our SBA debentures.

Our operating activities used cash of $156.1 million for the nine months ended June 30, 2020 and our financing activities provided cash of $148.2 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from net borrowings under the Credit Facilities.

RECENT DEVELOPMENTS

Subsequent to quarter end, we had new originations of $69.0 million.

DISTRIBUTIONS

During the three and nine months ended June 30, 2021, we declared distributions of $0.12 and $0.36 per share, for total distributions of $8.0 million and $24.1 million, respectively. For the same periods in the prior year, we declared distributions of $0.12 and $0.48 per share, for total distributions of $8.0 million and $32.2 million, respectively. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its Quarterly Report on Form 10-Q filed with the SEC, and stockholders may find such report on its website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	June 30, 2021	September 30, 2020
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$634,123,304 and $713,683,209, respectively)	$719,327,212	$735,674,666
Non-controlled, affiliated investments (cost—$77,628,920 and $77,628,920, respectively)	48,882,776	27,753,893
Controlled, affiliated investments (cost—$409,894,837 and $374,260,162, respectively)	379,988,526	318,342,859
Total investments (cost—$1,121,647,060 and $1,165,572,291, respectively)	1,148,198,514	1,081,771,418
Cash and cash equivalents (cost—$14,207,092 and $25,801,087, respectively)	14,212,253	25,806,002
Interest receivable	4,881,211	5,005,715
Distribution receivable	1,694,000	1,393,716
Prepaid expenses and other assets	—	376,030
Total assets	1,168,985,978	1,114,352,881
Liabilities
Distributions payable	8,045,413	8,045,413
Payable for investments purchased	3,017,500	5,461,508
Truist Credit Facility payable, at fair value (cost—$214,544,900 and $388,252,000, respectively)	213,489,240	368,701,972
2024 Notes payable, net (par—$86,250,000)	84,336,685	83,837,560
2026 Notes payable, net (par—$150,000,000)	145,639,797	—
SBA debentures payable, net (par—$63,500,000 and $118,500,000, respectively)	62,110,290	115,772,677
Base management fee payable, net	4,357,898	4,369,637
Interest payable on debt	3,765,084	2,022,614
Accrued other expenses	1,142,576	432,648
Total liabilities	525,904,483	588,644,029
Commitments and contingencies
Net assets
Common stock, 67,045,105 shares issued and outstanding Par value $0.001 per share and 100,000,000 shares authorized	67,045	67,045
Paid-in capital in excess of par value	787,625,031	787,625,031
Accumulated distributable net loss	(144,610,581)	(261,983,224
Total net assets	$643,081,495	$525,708,852
Total liabilities and net assets	$1,168,985,978	$1,114,352,881
Net asset value per share	$9.59	$7.84

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Investment income:
From non-controlled, non-affiliated investments:
Interest	$11,972,559	$20,118,883	$35,073,841	$63,252,326
Payment-in-kind	2,095,094	2,099,536	5,565,833	5,962,936
Other income	474,749	1,165,825	979,816	2,107,027
From non-controlled, affiliated investments:
Payment-in-kind	—	—	456,998	—
From controlled, affiliated investments:
Interest	2,278,866	588,818	6,732,901	1,793,442
Payment-in-kind	1,977,974	1,434,567	4,982,468	5,830,555
Dividend income	1,694,000	—	4,667,000	—
Total investment income	20,493,242	25,407,629	58,458,857	78,946,286
Expenses:
Base management fee	4,357,897	4,643,273	12,754,455	14,266,402
Performance-based incentive fee	—	1,921,984	—	4,579,657
Interest and expenses on debt	6,941,877	8,316,571	16,835,861	26,145,154
Administrative services expenses	380,020	521,520	1,390,060	1,564,560
Other general and administrative expenses	518,480	643,480	1,805,443	1,936,322
Expenses before performance-based incentive fee waiver and provision for taxes	12,198,274	16,046,828	32,785,819	48,492,095
Performance-based incentive fee waiver	—	(1,921,984)	—	(1,921,984)
Provision for taxes	150,000	300,000	450,000	900,000
Net expenses	12,348,274	14,424,844	33,235,819	47,470,111
Net investment income	8,144,968	10,982,785	25,223,038	31,476,175
Realized and unrealized gain (loss) on investments and debt:
Net realized gain (loss) on investments on:
Non-controlled, non-affiliated investments	41,687,247	(109,739)	44,137,637	(10,719,114)
Non-controlled and controlled, affiliated investments	—	—	(19,708,359)	—
Net realized gain (loss) on investments	41,687,247	(109,739)	24,429,278	(10,719,114)
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	(41,842,629)	11,319,274	45,769,638	(12,334,358)
Non-controlled and controlled, affiliated investments	25,512,201	18,495,283	64,581,297	(55,200,078)
Debt (appreciation) depreciation	(1,621,774)	(25,073,673)	(18,494,368)	21,301,111
Net change in unrealized appreciation (depreciation) on investments and debt	(17,952,202)	4,740,884	91,856,567	(46,233,325)
Net realized and unrealized gain (loss) from investments and debt	23,735,045	4,631,145	116,285,845	(56,952,439)
Net increase (decrease) in net assets resulting from operations	31,880,013	15,613,930	$141,508,883	$(25,476,264)
Net increase (decrease) in net assets resulting from operations per common share	$0.48	$0.23	$2.11	$(0.38)
Net investment income per common share	$0.12	$0.16	$0.38	$0.47

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which invests primarily in U.S. middle-market companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle-market credit platform, managing $5.2 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle-market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in New York and has offices in Chicago, Houston, and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC as well as changes in the economy and risks associated with possible disruption in the Company’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:	Richard Cheung
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com